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                                                                 Exhibit 3.1
                          CERTIFICATE OF INCORPORATION
                                       OF
                             LANDMARK MERGER COMPANY


                                    ARTICLE I

                                      NAME

         The name of the corporation is:  Landmark Merger Company.

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

         The address of the corporation's registered office in the State of Delaware is 30 Old Rudnick Lane, Suite 100, in the City of Dover, 19901, County of Kent. The name of the corporation's registered agent at such address is Lexis Document Services Inc.

                                   ARTICLE III

                                     PURPOSE

         The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time, or any successor thereto.

                                   ARTICLE IV

                                AUTHORIZED STOCK

         The total number of shares of stock which the corporation shall have authority to issue is three thousand (3,000) shares of Common Stock, par value of $0.01 per share.

                                    ARTICLE V

                                  INCORPORATORS

         The name and mailing address of the sole incorporator is as follows:

         Name                                     Mailing Address
         ----                                     ---------------
         Dennis R. Wendte, Esq.                   Barack Ferrazzano ET. AL.
                                                  333 W. Wacker Drive
                                                  Suite 2700
                                                  Chicago, Illinois 60606

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                                   ARTICLE VI

                                     BYLAWS

         The bylaws may be amended, altered or repealed by the board of directors in the manner provided in the bylaws.

                                   ARTICLE VII

                                 WRITTEN BALLOTS

         Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

                                  ARTICLE VIII

                                   AMENDMENTS

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE IX

                                 INDEMNIFICATION

         Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article IX shall apply to or have any effect on the rights of any individual referred to in this
Article IX for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

                                    ARTICLE X

                         PERSONAL LIABILITY OF DIRECTORS

         To the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.


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                                   ARTICLE XI

                               BOARD OF DIRECTORS

         The number of directors constituting the entire board of directors shall not be less than one nor more than nine as fixed from time to time by resolution of a majority of the number of directors which immediately prior to such proposed change had been fixed, in the manner prescribed herein, by the board of directors of the corporation, provided, however, that the number of directors shall not be reduced as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be two until otherwise fixed as described immediately above.

         There shall be no cumulative voting in the election of directors.

                                   ARTICLE XII

                               INTERESTED PARTIES

         A contraction or transaction between the corporation and any other person shall not be affected or invalidated by the fact that (a) any director, officer or security holder of the corporation is also a party to, or has a direct or indirect interest in, such contract or transaction; or (b) any director, officer or security holder of the corporation is in any way connected with such other person or with any of its officers or directors.


Dated:  April 19, 2001.

                                       /s/ Dennis R. Wendte
                                       ---------------------------------------
                                       Dennis R. Wendte

                                       Being the sole incorporator of the
                                       corporation.


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